Exhibit 99
Pall Corporation Earnings Up 26%
East Hills, NY (June 9, 2008) — Pall Corporation (NYSE: PLL) today reported its full financial results for the third quarter ended April 30, 2008.
Sales and Earnings Overview
Third quarter sales increased 18.3% to $661.7 million compared to the third quarter of fiscal 2007. Diluted earnings per share were $0.51 compared to $0.40 (as restated). Net earnings were $63.3 million versus $50.4 million (as restated). Pro forma earnings per share excluding restructuring and other charges were $0.54 versus last year’s $0.45 (as restated).
Sales for the nine months ended April 30, 2008 were approximately $1.8 billion, a 15.3% increase over the comparable period. Diluted EPS were $1.19, up from $0.89 (as restated). Net earnings were $147.4 million compared to last year’s $110.7 million (as restated). Pro forma earnings excluding restructuring and other charges were $1.36 per share versus $1.02 (as restated) a year ago.
Sales in local currency (“LC”) increased $53.5 million, or 9.6%, in the quarter and $132.2 million, or 8.3%, for the nine months. Foreign currency translation increased reported sales by $48.8 million or 8.7%, for the quarter, and $112.6 million, or 7%, for the nine months. The impact of foreign currency translation added approximately $0.04 to earnings per share in the quarter and $0.08 for the nine months.
Eric Krasnoff, Chairman and CEO, stated, “Pall’s market, application and geographic diversity give our Total Fluid Management capability teeth. Sales growth was again broad-based across markets and geographies as the Company’s technologies are increasingly applied to solve a wide range of fluid management challenges.
Our well-established process improvement initiatives continue to drive costs down. Despite a 66% increase in systems sales this quarter, gross margins approached 49%. Our working capital management initiatives improved operating cash flow more than 40% within the quarter to over $90 million. We continue to make significant progress toward our short and long-term goals.”
Life Sciences - Third Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	APR. 30, 2008	% CHANGE	% CHANGE IN LC
Medical	$124,555	2.1	(2.9)
BioPharmaceuticals	128,441	19.9	9.9

Total Life Sciences segment	$252,996	10.5	3.1

		% OF SALES

Gross profit	$133,827	52.9
Operating profit	$55,928	22.1
Within Life Sciences, sales in BioPharmaceuticals increased almost 10%. Consumables sales exceeded 6% growth and were particularly strong in Europe as vaccine production and biotech activity increased.

As expected, Medical sales decreased just under 3% on lower Blood Filtration sales. Other products within the Medical portfolio, including hospital water filters and disposable systems for cell therapy applications, posted solid results. Laboratory product sales increased over 9%.
Operating profit margin improved to 22.1% reflecting price increases and SG&A cost reductions.
Industrial - Third Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	APR. 30, 2008	% CHANGE	% CHANGE IN LC
General Industrial	$252,253	30.5	19.1
Aerospace and Transportation	79,143	26.8	20.1
Microelectronics	77,288	3.5	(4.0)

Total Industrial segment	$408,684	23.7	14.1

		% OF SALES

Gross profit	$189,139	46.3
Operating profit	$66,181	16.2
Pall Industrial delivered a very strong quarter. Every market within General Industrial reported double-digit sales increases. Growth in Municipal Water and Food and Beverage was particularly robust. Systems sales, which are concentrated within General Industrial, grew close to 60%. The installed base of systems within these markets helped to drive consumable sales growth of nearly 10%. Long-term customer partnerships, which lead to a combination of strong system and consumable sales, are the goal of Pall’s Total Fluid Management (SM) strategy.
Within Aerospace and Transportation, Commercial Aerospace sales grew 16% driven by strong after-market demand and increased sales to airframe manufacturers. Military sales increased about 31% aided by helicopter upgrade projects in the U.S. and military water systems in Asia.
Microelectronics sales were down 4% as the cyclical downturn in the semiconductor market continues. Our macroelectronics market continued to grow with demand for high-tech electronics and solar cells.
Operating profit increased about 22% to $66.2 million while operating profit margin declined slightly on very strong systems sales.
Conclusion/Outlook
Mr. Krasnoff concluded, “Looking at this full fiscal year, we expect sales growth in the mid-single digit range with Pall Industrial slightly outpacing Pall Life Sciences. Gross margins are expected to be level to slightly improved and SG&A expense to decrease to just over 29% of sales. Pro forma earnings per share are expected to be at or above the high end of our guidance range.”
Conference Call
On Tuesday June 10, 2008, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

Special Note on Financial Tables
The 2007 financial tables presented below reflect the restatement of interest expense and provision for taxes. For further details on the restatement, refer to Note 2, Audit Committee Inquiry and Restatement, to the consolidated financial statements in the Company’s fiscal year 2007 Annual Report on Form 10-K.
About Pall Corporation
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2007 were $2.2 billion. The Company is headquartered in East Hills, New York and has extensive operations around the world. For more information visit Pall at http://www.pall.com.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this release and in the Company’s other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: risks relating to the Company’s restatement of prior period financial statements, including the risks associated with the pending IRS audit and pending SEC and Department of Justice investigations and litigation proceedings; risks associated with the Company’s planned cash management initiatives, which may result in changes in the Company’s effective tax rate; changes in product mix and product pricing may affect the Company’s operating results particularly as the systems business expands in which significantly longer sales cycles are experienced with less predictable revenue and profitability and less certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs, including energy and raw materials; the Company’s ability to achieve the savings anticipated from its cost reduction and margin improvement initiatives including the timing of completion of its facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval or market acceptance of new technologies; changes in demand for the Company’s products and business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; risks associated with the completion or integration of acquisitions; domestic and international competition; and global and regional economic conditions, including particularly the impact of current challenging conditions in the United States that may also have global implications; and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them. You should carefully consider these factors as well as the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors, and in other filings the Company makes with the Securities and Exchange Commission.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	APR. 30, 2008	JUL. 31, 2007

Assets:

Cash and cash equivalents	$396,837	$443,036
Accounts receivable	590,374	551,393
Inventories	524,867	471,467
Other current assets	126,161	140,481

Total current assets	1,638,239	1,606,377

Property, plant and equipment, net	637,986	607,900
Other assets	627,413	494,569

Total assets	$2,903,638	$2,708,846

Liabilities and Stockholders’ Equity:

Short-term debt	$49,621	$41,720
Accounts payable, income taxes and other current liabilities	531,019	790,470

Total current liabilities	580,640	832,190

Long-term debt	717,384	591,591
Deferred taxes and other non-current liabilities	459,711	224,464

Total liabilities	1,757,735	1,648,245

Stockholders’ equity	1,145,903	1,060,601

Total liabilities and stockholders’ equity	$2,903,638	$2,708,846

PALL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	THIRD QUARTER ENDED				NINE MONTHS ENDED
	APR. 30, 2008		APR. 30, 2007		APR. 30, 2008		APR. 30, 2007
			(As Restated)				(As Restated)
Net sales	$661,680		$559,347		$1,848,434		$1,603,565
Cost of sales	338,714		282,227	(b)	975,876		846,303	(b)

Gross profit	322,966		277,120		872,558		757,262

% of sales	48.8%		49.5%		47.2%		47.2%
Selling, general and administrative expenses	195,485		167,677		545,317		493,255
Research and development	18,537		15,656		53,524		45,167

Earnings before restructuring and other charges/(gains), net (“ROTC”), interest expense, net, and income taxes	108,944		93,787		273,717		218,840
ROTC	5,495	(a)	8,620	(b)	28,123	(a)	22,060	(b)
Interest expense, net	9,944		9,171		25,728		29,626

Earnings before income taxes	93,505		75,996		219,866		167,154
Provision for income taxes	30,231		25,625		72,502	(a)	56,435

Net earnings	$63,274		$50,371		$147,364		$110,719

Earnings per share:
Basic	$0.51		$0.41		$1.20		$0.90
Diluted	$0.51		$0.40		$1.19		$0.89

Average shares outstanding:
Basic	122,929		123,399		123,111		123,110
Diluted	124,159		124,781		124,316		124,662

Net earnings as reported	$63,274		$50,371		$147,364		$110,719
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	3,764	(a)	5,675	(b)	19,089	(a)	16,137	(b)
Tax adjustments	-		-		2,435	(a)	-

Pro forma earnings	$67,038		$56,046		$168,888		$126,856

Diluted earnings per share as reported	$0.51		$0.40		$1.19		$0.89
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	0.03	(a)	0.05	(b)	0.15	(a)	0.13	(b)
Tax adjustments	-		-		0.02	(a)	-

Pro forma diluted earnings per share	$0.54		$0.45		$1.36		$1.02

(a) ROTC in the quarter and the nine months includes charges of $1,059 (1 cent per share, after pro forma tax effect) and $10,021 (6 cents per share, after pro forma tax effect), respectively, primarily comprised of severance and other costs related to the Company’s cost reduction programs, including its facilities rationalization initiative. ROTC in the quarter and nine months also includes $4,436 (2 cents per share, after pro forma tax effect) and $18,102 (9 cents per share, after pro forma tax effect) primarily comprised of legal and other professional fees related to the previously reported matters under inquiry by the audit committee of the Company’s board of directors.
Provision for income taxes in the nine months includes a charge of $2,435 (2 cents per share) resulting from newly enacted tax legislation in a foreign tax jurisdiction. Pro forma earnings exclude this item as it is deemed to be non-recurring in nature.
(b) Cost of sales includes incremental depreciation and other adjustments of $377 in the quarter and $2,893 (2 cents per share, after pro forma tax effect) in the nine months primarily recorded in conjunction with the Company’s facilities rationalization initiative.
ROTC in the quarter includes charges of $8,420 (5 cents per share, after pro forma tax effect) primarily comprised of severance and other costs related to the Company’s cost reduction programs, including its facilities rationalization initiative. ROTC in the nine months includes a charge of $18,144 (9 cents per share, after pro forma tax effect) primarily comprised of severance costs and an impairment charge on certain long-lived assets partly offset by a gain on the sale of a facility. The charges in the nine months relate to the Company’s cost reduction programs, including its facilities rationalization initiative. In addition, the quarter and nine months include charges of $200 and $3,916 (2 cents per share, after pro forma tax effect), respectively related to an increase in environmental reserves and a legal settlement.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(Amounts in Thousands)

	NINE MONTHS ENDED
	APR. 30, 2008	APR. 30, 2007

Net cash provided by operating activities	$16,455	$213,554

Investing activities:

Disposals of long-lived assets	5,560	44,609
Capital expenditures	(76,466)	(54,086)
Other	(6,121)	(3,648)

Net cash used by investing activities	(77,027)	(13,125)

Financing activities:

Dividends paid	(44,170)	(41,521)
Notes payable and long-term borrowings	98,540	(109,802)
Purchase of treasury stock	(78,211)	(51,016)
Other	16,266	41,406

Net cash used by financing activities	(7,575)	(160,933)

Cash flow for period	(68,147)	39,496
Cash and cash equivalents at beginning of year	443,036	317,657
Effect of exchange rate changes on cash	21,948	7,519

Cash and cash equivalents at end of period	$396,837	$364,672

Free cash flow:
Net cash provided by operating activities	$16,455	$213,554
Less capital expenditures	76,466	54,086

Free cash flow	$(60,011)	$159,468

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2008	APR. 30, 2007	APR. 30, 2008	APR. 30, 2007
Life Sciences
Sales	$252,996	$229,044	$712,090	$633,981
Cost of sales (a)	119,169	106,994	345,772	310,691

Gross profit	133,827	122,050	366,318	323,290
% of sales	52.9%	53.3%	51.4%	51.0%

Selling, general and administrative expenses	67,763	63,369	192,492	182,897
Research and development	10,136	8,560	29,962	24,048

Operating profit	$55,928	$50,121	$143,864	$116,345
% of sales	22.1%	21.9%	20.2%	18.4%

Industrial
Sales	$408,684	$330,303	$1,136,344	$969,584
Cost of sales (a)	219,545	174,856	630,104	532,719

Gross profit	189,139	155,447	506,240	436,865
% of sales	46.3%	47.1%	44.5%	45.1%

Selling, general and administrative expenses	114,557	94,105	315,977	279,838
Research and development	8,401	7,096	23,562	21,119

Operating profit	$66,181	$54,246	$166,701	$135,908
% of sales	16.2%	16.4%	14.7%	14.0%

CONSOLIDATED:
Operating profit	$122,109	$104,367	$310,565	$252,253
General corporate expenses	13,165	10,203	36,848	30,520

Earnings before ROTC, interest and income taxes	108,944	94,164	273,717	221,733
ROTC (a)	5,495	8,997	28,123	24,953
Interest expense, net (b)	9,944	9,171	25,728	29,626

Earnings before income taxes	$93,505	$75,996	$219,866	$167,154

(a) Included in ROTC for the purpose of evaluation of segment profitability are incremental depreciation and other adjustments recorded in cost of sales of $377 and $2,893 in the quarter and nine months ended April 30, 2007, respectively, primarily recorded in conjunction with the Company’s facilities rationalization initiative.
(b) Interest expense, net and Earnings before income taxes have been restated for the quarter and nine months ended April 30, 2007 as a result of matters that led to the previously reported audit committee inquiry.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2008	APR. 30, 2007	% CHANGE	IMPACT	CURRENCY

			|--- --- ---- ---- ---Increase/(Decrease)- --- ---- ---- --- --|
Life Sciences
By Market:
Medical	$124,555	$121,934	2.1	$6,182	(2.9)
BioPharmaceuticals	128,441	107,110	19.9	10,715	9.9

Total Life Sciences	$252,996	$229,044	10.5	$16,897	3.1

By Geography:
Western Hemisphere	$95,387	$97,419	(2.1)	$439	(2.5)
Europe	125,068	102,934	21.5	13,240	8.6
Asia	32,541	28,691	13.4	3,218	2.2

Total Life Sciences	$252,996	$229,044	10.5	$16,897	3.1

Industrial
By Market:
General Industrial	$252,253	$193,231	30.5	$22,102	19.1
Aerospace and Transportation	79,143	62,417	26.8	4,202	20.1
Microelectronics	77,288	74,655	3.5	5,619	(4.0)

Total Industrial	$408,684	$330,303	23.7	$31,923	14.1

By Geography:
Western Hemisphere	$108,621	$93,811	15.8	$876	14.9
Europe	170,688	128,279	33.1	19,261	18.1
Asia	129,375	108,213	19.6	11,786	8.7

Total Industrial	$408,684	$330,303	23.7	$31,923	14.1

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2008	APR. 30, 2007	% CHANGE	IMPACT	CURRENCY

			| ---- ---- --- ---- -- Increase/(Decrease) -- ---- --- ---- --- |
Life Sciences
By Market:
Medical	$360,004	$345,051	4.3	$14,877	0.0
BioPharmaceuticals	352,086	288,930	21.9	24,890	13.2

Total Life Sciences	$712,090	$633,981	12.3	$39,767	6.0

By Geography:
Western Hemisphere	$278,286	$271,056	2.7	$1,197	2.2
Europe	343,561	282,855	21.5	31,866	10.2
Asia	90,243	80,070	12.7	6,704	4.3

Total Life Sciences	$712,090	$633,981	12.3	$39,767	6.0

Industrial
By Market:
General Industrial	$692,947	$565,279	22.6	$51,295	13.5
Aerospace and Transportation	216,415	183,484	17.9	10,398	12.3
Microelectronics	226,982	220,821	2.8	11,181	(2.3)

Total Industrial	$1,136,344	$969,584	17.2	$72,874	9.7

By Geography:
Western Hemisphere	$304,530	$279,726	8.9	$2,622	7.9
Europe	452,456	379,399	19.3	44,943	7.4
Asia	379,358	310,459	22.2	25,309	14.0

Total Industrial	$1,136,344	$969,584	17.2	$72,874	9.7

Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com